Exhibit 5.10

THOMPSON & KNIGHT LLP
ATTORNEYS AND COUNSELORS ONE ARTS PLAZA 1722 ROUTH STREET • SUITE 1500 DALLAS, TEXAS 75201-2533 214.969.1700	AUSTIN DALLAS DETROIT FORT WORTH HOUSTON LOS ANGELES NEW YORK SAN FRANCISCO
FAX 214.969.1751
www.tklaw.com	ALGIERS LONDON MONTERREY PARIS

July 12, 2013

Tempur Sealy International, Inc.

100 Tempur Way

Lexington, Kentucky 40511

Ladies and Gentlemen:

We have acted as special Texas counsel for Sealy Texas Management, Inc., a Texas corporation (the “Company”), in connection with that certain registration statement on Form S-4 (the “Registration Statement”) filed by Tempur Sealy International, Inc., a Delaware corporation (the “Parent”), and certain subsidiaries of the Parent, including the Company, with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the issuance of the Parent’s 6.875% Senior Notes due 2020 (the “Exchange Notes”) and the guarantees as to the payment of principal and interest on the Exchange Notes (the “Exchange Note Guarantees”) by each of the entities listed in the Registration Statement as Guarantors (the “Guarantors”). Pursuant to the prospectus forming a part of the Registration Statement (the “Prospectus”), the Parent is offering to exchange in the exchange offer (the “Exchange Offer”) up to $375,000,000 aggregate principal amount of Exchange Notes for a like principal amount of its outstanding 6.875% Senior Notes due 2020 (the “Old Notes”), which have not been registered under the Act, and to exchange the Exchange Note Guarantees for the existing guarantees as to the payment of principal and interest on the Old Notes by certain of the Guarantors. The Exchange Notes and the Exchange Note Guarantees will be registered under the Act as set forth in the Registration Statement and will be issued pursuant to the provisions of the Indenture, dated as of December 19, 2012 (as amended and supplemented, the “Base Indenture”), among the Parent, as issuer, certain subsidiaries of the Parent, as guarantors, and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as supplemented by that certain Supplemental Indenture, dated as of March 18, 2013, among Parent, certain of the Guarantors (including the Company), and the Trustee (collectively with the Base Indenture, the “Indenture”). This opinion letter is furnished to you in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In connection with this opinion letter, we have examined original counterparts or copies of original counterparts of the documents listed in Section A of Schedule I hereto (the “Transaction Documents”). In addition, we have reviewed a Secretary’s Certificate of the Company dated March 18, 2013 and delivered by the Company pursuant to the Indenture, including the Company’s Articles of Incorporation and Bylaws attached thereto as Exhibits C and D, respectively. We have also examined originals or copies of such other records of the Company, certificates of public officials and of officers or other representatives of the Company and agreements and other documents as we have deemed necessary, subject to the assumptions set forth below, as a basis for the opinions expressed below.

July 12, 2013

In rendering the opinions expressed below, we have assumed:

(i) The genuineness of all signatures.

(ii) The authenticity of the originals of the documents submitted to us.

(iii) The conformity to authentic originals of any documents submitted to us as copies.

(iv) As to matters of fact, the truthfulness of the representations made or otherwise incorporated in the Indenture and the other Transaction Documents and representations and statements made in certificates of public officials and officers or other representatives of the Company.

(v) That the Transaction Documents constitute valid, binding and enforceable obligations of each party thereto.

(vi) That:

(A) The execution, delivery and performance by the Company of the Transaction Documents to which it is a party do not:

(1) except with respect to Applicable Laws, violate any law, rule or regulation applicable to it, or

(2) result in any conflict with or breach of any agreement or document binding on it of which any addressee hereof has knowledge, has received notice or has reason to know.

(B) No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or (to the extent the same is required under any agreement or document binding on it of which an addressee hereof has knowledge, has received notice or has reason to know) any other third party is required for the due execution, delivery or performance by the Company of any Transaction Document to which it is a party or, if any such authorization, approval, action, notice or filing is required, it has been duly obtained, taken, given or made and is in full force and effect.

(C) The Company was not induced by fraud to enter into any Transaction Document.

We have not independently established the validity of the foregoing assumptions.

July 12, 2013

As used herein, “Applicable Laws” means the laws, rules and regulations of the State of Texas, that in our experience are normally applicable to the Company, the Transaction Documents or transactions of the type contemplated by the Transaction Documents. However, the term “Applicable Laws” does not include:

(i) Any state or federal laws, rules or regulations relating to: (A) pollution or protection of the environment; (B) zoning, land use, building or construction; (C) occupational safety and health or other similar matters; (D) labor or employee rights and benefits, including without limitation the Employee Retirement Income Security Act of 1974, as amended; (E) the regulation of utilities; (F) antitrust and trade regulation; (G) tax; (H) securities, including without limitation federal and state securities laws, rules or regulations and the Investment Company Act of 1940, as amended; (I) corrupt practices, including without limitation the Foreign Corrupt Practices Act of 1977, as amended; (J) insurance; and (K) copyrights, patents, service marks and trademarks.

(ii) Any laws, rules or regulations of any county, municipality or similar political subdivision or any agency or instrumentality thereof.

(iii) Any laws, rules or regulations that are applicable to the Company, the Transaction Documents or such transactions solely because such laws, rules or regulations are part of a regulatory regime applicable to any party to any of the Transaction Documents or any of its affiliates because of the specific assets or business of such party or such affiliate.

Based upon the foregoing, and subject to the qualifications and limitations herein set forth, we are of the opinion that:

1. The Company is a corporation that is validly existing under the laws of the State of Texas and its right to transact business in the State of Texas is active.

2. The Company (a) has the corporate power and authority to execute, deliver and perform each Transaction Document to which it is a party, (b) has taken all corporate action necessary to authorize the execution, delivery and performance of such Transaction Documents, and (c) has duly executed and delivered such Transaction Documents.

3. The execution and delivery by the Company of the Transaction Documents to which it is a party do not, and the performance by the Company of its obligations thereunder will not, (a) violate the articles of incorporation or bylaws of the Company, or (b) result in a violation by the Company of any Applicable Laws.

The opinions set forth above are subject to the following qualifications and exceptions:

(a) Our opinions are limited to Applicable Laws.

(b) With respect to our opinion in paragraph 1, we have relied exclusively upon the certificates of public officials described in Section B of Schedule I hereto.

July 12, 2013

This opinion letter is rendered in connection with the filing of the Registration Statement and may not be relied upon for any other purpose without our prior written consent. The law firm of Bingham McCutchen LLP may rely upon this opinion letter in connection with the opinion letter to be filed by such firm with respect to the Registration Statement.

This opinion letter has been prepared, and is to be understood, in accordance with customary practice of lawyers who regularly give and lawyers who regularly advise recipients regarding opinions of this kind, is limited to the matters expressly stated herein and is provided solely for purpose specified in the preceding paragraph, and no opinions may be inferred or implied beyond the matters expressly stated herein. The opinions expressed herein are rendered and speak only as of the date hereof and we specifically disclaim any responsibility to update such opinions subsequent to the date hereof or to advise you of subsequent developments affecting such opinions. We note that we only represent the Company and its affiliates with respect to specific transactions, including the transactions contemplated by the Transaction Documents, and we are not general outside counsel for the Company and its affiliates.

We hereby consent to the filing of this opinion letter with the Commission in connection with the filing of the Registration Statement referred to above. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission issued thereunder.

Respectfully submitted,

/s/    Thompson & Knight LLP

Thompson & Knight LLP

SES

JD

SCHEDULE I

SECTION A.

TRANSACTION DOCUMENTS

(1)	The Indenture, including the provisions related to the Exchange Note Guarantees.

(2)	A specimen form of the Exchange Notes.

SECTION B.

CERTIFICATES OF PUBLIC OFFICIALS

Relevant Party	State	Type of Certificate	Date of Certificate
Company	Texas	Certificate of Existence	July 12, 2013

Company	Texas	Franchise Tax Account Status	July 12, 2013